                                                                EXHIBIT 99.1

                                   EXX INC
                                  Suite 689
                           1350 East Flamingo Road
                             Las Vegas, NV 89119

     EXX INC ANNOUNCES 3RD QUARTER 2005 CONSOLIDATED SALES AND NET LOSS


Las Vegas, NV. November 11, 2005 - EXX INC (Amex: EXX-A and EXX-B) today announced its consolidated sales and net loss for the quarter and nine months ended September 30, 2005.

                                                            2005                               2004
                                                         (Unaudited)                        (Unaudited)
Quarter Ended September 30
     Net sales                                       $       33,965,000                 $       35,140,000

     Net income (loss)                               $         (497,000)                $          688,000 (A)

     Per EXX-A & B Shares:
     Basic                                           $             (.04)                $              .06 (A)
                                                     ==================                 ==================
     Assuming dilution                               $             (.04)                $              .06 (A)
                                                     ==================                 ==================

Average Shares Outstanding

     Basic                                                   11,270,400                         11,270,400
     Assuming dilution                                       11,270,400                         12,769,441

Nine Months Ended September 30
     Net sales                                       $      109,019,000                 $      109,249,000

     Net income                                      $          677,000                 $        2,841,000 (A)

     Per EXX-A & B Shares:
     Basic                                           $              .06                 $              .25 (A)
                                                     ==================                 ==================
     Assuming dilution                               $              .06                 $              .23 (A)
                                                     ==================                 ==================

Average Shares Outstanding

     Basic                                                   11,270,400                         11,270,400
     Assuming dilution                                       12,306,719                         12,541,593

(A) Restated to reflect amortization of customer relationships intangible asset totaling $112,000 or $.01 per share for the quarter ended September 30, 2004 and $336,000 or $.03 per share for the nine months ended September 30, 2004.

THE ABOVE RESULTS OF OPERATIONS CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS WHICH ARE COVERED UNDER THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LEGISLATION REFORM ACT OF 1995 WITH RESPECT TO THE COMPANY'S FUTURE FINANCIAL PERFORMANCE. ALTHOUGH EXX INC BELIEVES THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, IT CAN GIVE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE REALIZED. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS WHICH MAY CAUSE EXX INC'S ACTUAL RESULTS AND CORPORATE DEVELOPMENTS TO DIFFER MATERIALLY FROM THOSE EXPECTED. FACTORS THAT COULD CAUSE RESULTS AND DEVELOPMENTS TO DIFFER MATERIALLY FROM EXX INC'S EXPECTATIONS INCLUDE, WITHOUT LIMITATION, WITHDRAWAL OF BUSINESS BY PRINCIPAL CUSTOMERS, CHANGES IN MANUFACTURING AND SHIPMENT SCHEDULES, DELAYS IN COMPLETING PLANT CONSTRUCTION AND ACQUISITIONS, LABOR DISTURBANCES, NEW PRODUCT AND TECHNOLOGY DEVELOPMENTS, COMPETITION WITHIN EACH BUSINESS SEGMENT, CYCLICALITY OF THE MARKETS FOR THE PRODUCTS OF A MAJOR SEGMENT, LITIGATION, SIGNIFICANT COST VARIANCES, THE EFFECTS OF ACQUISITIONS AND DIVESTITURES, AND OTHER RISKS.